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                                                            Exhibit (d)(1)(B)(i)

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                    UNDER THE

                                 RCN CORPORATION

                           1997 EQUITY INCENTIVE PLAN

                  THIS AGREEMENT is made as of the 23rd of October, 2001 (the "Grant Date"), by and between RCN Corporation, a Delaware corporation (the "Company"), and ((First_Name)) ((Last_Name)) (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Employee is now employed by the Company in a key capacity, and the Company desires to have Employee remain in such employment and to afford Employee the opportunity to acquire, or increase, Employee's ownership of the Company's Common Stock, par value $1.00 per share ("Stock"), so that Employee may have a direct proprietary interest in the Company's success;

                  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

                  1. Plan. The terms and provisions of the Company's 1997 Equity Incentive Plan (the "Plan") are incorporated herein by reference. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

                  2. Grant of Options. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Employee, during the period commencing on the date of this Agreement and ending 5 years from the date hereof (the "Termination Date"), the right and option (the right to purchase any one share of Stock hereunder being an "Option") to purchase from the Company, at a price of $[_____] per share, an aggregate of [_____] shares of Stock. The Options granted hereunder ARE NOT intended to be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  3. Vesting. The Options shall vest and become exercisable over a period of three years from the date hereof. Subject to the terms and conditions set forth herein, Employee may exercise the Option to purchase up to one thirty-sixth (1/36th) of the shares of Stock subject to the Option (rounded to the lowest full number) after one full month has elapsed from the Grant Date, and additional one thirty-sixth (1/36th) (rounded to the lowest full number) on the date of each of the succeeding 35 months corresponding to the date of the month on which the Grant
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Date falls.

                  4. Termination of Employment. (a) If prior to the Termination Date, the Employee shall cease to be employed by the Company by reason of a Normal Termination, retirement, disability or termination by the Company without Cause, all vesting with respect to the Options shall cease and the Options shall remain exercisable until the earlier of the Termination Date or three months after the date of such cessation of employment to the extent the Options were exercisable at the time of such cessation of employment.

                  (b) If the Employee shall cease to be employed by the Company prior to the Termination Date by reason of death, or the Employee shall die while entitled to exercise any of the Options pursuant to paragraph 4(a), all vesting with respect to the Options shall cease and the executor or administrator of the estate of the Employee or the person or persons to whom the Options shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, until the earlier of the Termination Date or one year after the date of death, to exercise the Options to the extent that the Employee was entitled to exercise them on the date of death, subject to any other limitation contained herein on the exercise of the Options in effect on the date of exercise.

                  (c) If the Employee voluntarily terminates employment with the Company or if the Employee's employment with the Company is terminated by the Company for Cause or if Employee's employment is terminated for any reasons other than death or Normal Termination, unless otherwise provided by the Committee, the Options, to the extent not exercised prior to such termination, shall lapse and be canceled.

                  (d) After the expiration of any exercise period described in either of paragraphs 4(a), 4(b) or 4(c) hereof, the Options shall terminate together with all of the Employee's rights hereunder, to the extent not previously exercised.

                  5. Method of Exercising Option. (a) The Employee may exercise any or all of the Options by delivering to the Company a written notice signed by the Employee stating the number of Options that the Employee has elected to exercise at that time and full payment of the purchase price of the shares to be thereby purchased from the Company. Payment of the purchase price of the Shares may be made by cash or a certified or bank cashier's check payable to the order of the Company or, in the discretion of the Committee (i) by surrender or delivery to the Company of shares of Stock or other property acceptable to the Committee in its sole discretion, which Stock or other property shall have a value equal to the purchase price or (ii) by delivery to the Committee of a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price.

                  (b) At the time of exercise, the Employee shall pay to the Company such amount as the Company deems necessary to satisfy its obligations to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                  6. Issuance of Shares. As promptly as practical after receipt of such written notification and full payment of such purchase price and any required income tax withholding


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amount, the Company shall issue or transfer to the Employee the number of shares with respect to which Options have been so exercised, and shall deliver to the Employee a certificate or certificates therefor, registered in the Employee's name.

                  7. Company; Employee. (a) The term "Company" as used in this Agreement with reference to employment shall include the Company and its subsidiaries. The term "subsidiary" as used in this Agreement shall mean any subsidiary of the Company as defined in Section 424(f) of the Code.

                  (b) Whenever the word "Employee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word "Employee" shall be deemed to include such person or persons.

                  8. Rights of Stockholder. The Employee or a transferee of the Options shall have no rights as a stockholder with respect to any share covered by the Options until Employee shall have become the holder of record of such share, and no adjustment shall be made for dividend or distributions or other rights in respect of such share for which the record date is prior to the date upon which Employee shall become the holder of record thereof.

                  9. Compliance with Law. Notwithstanding any of the provisions hereof, the Employee hereby agrees that Employee will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Employee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Employee or the Company of any provisions of any laws or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any laws or regulation of any governmental authority.

                  10. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Employee to the Company shall be mailed or delivered to the RCN Human Resources Department at its principal executive office, and all notices or communications by the Company to the Employee may be given to the Employee personally or may be mailed to Employee at the Employee's last known address, as reflected in the Company's records.


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                  11. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

                  12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                  13. Effect of Change in Control. In the event of a Change in Control, notwithstanding the vesting schedule set forth in paragraph 3 above, all of the Options shall become immediately exercisable.



                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                                     RCN CORPORATION



                                                     By
                                                          ----------------------
                                                          Robert J. Currey
                                                          Vice Chairman

                                                          ----------------------
                                                          Optionee Signature

                                                          ----------------------
                                                          Print Optionee Name


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